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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): May 16, 2001

                              PETMED EXPRESS, INC.

             (Exact name of registrant as specified in its charter)

            FLORIDA                000-28827                65-0680967
       (State or other           (Commission              (IRS Employer
       jurisdiction of           File Number)             Identification
        incorporation)                                        Number)

                 1441 SW 29 Avenue, Pompano Beach, Florida         33069

                      (Address of Executive Offices)             (Zip Code)

        Registrant's Telephone Number, Including Area Code: (954)979-5995

                                 NOT APPLICABLE

          (Former name or former address, if changed since last report)




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Item 5. Other Events.

         On May 01, 2001, Mr. John Vermaaten tendered his resignation as the Chief Financial Officer of the Company. Mr. Bruce S. Rosenbloom has been hired to replace Mr. Vermaaten as the Chief Financial Officer starting on May 30, 2001.

         Mr. Rosenbloom served as the Manager of Finance and Financial Reporting of Cooker Restaurant Corporation ($147 million, 65 location, publicly traded restaurant), in West Palm Beach, Florida, from December 2000 until May 2001. Mr. Rosenbloom's duties included all internal and external reporting including all SEC filings and Annual Report to Shareholders. Mr. Rosenbloom was a senior audit accountant for Deloitte & Touche LLP, West Palm Beach, Florida, from January 1996 until December 2000. Mr. Rosenbloom was responsible for planning and conducting all aspects of audit engagements for clients in various industries, including direct marketing, healthcare, manufacturing, financial institutions, and professional service firms. From August of 1992 to May of 1995, Mr. Rosenbloom was an Account Executive for MCI Telecommunication. Mr. Rosenbloom, a certified public accountant, received a Bachelor of Science in Accounting from Florida Atlantic University, Boca Raton, Florida in 1996 and a Bachelor of Arts in Economics from the University of Texas, Austin, Texas in 1992.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           PetMed Express, Inc.

Date: May 16, 2001                         By: /s/ Menderes Akdag
                                               ---------------------------------
                                                   Menderes Akdag
                                                   Chief Executive Officer












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